                                                                    EXHIBIT 99.1


                         REPORT OF INDEPENDENT AUDITORS

     We have audited the consolidated financial statements of Telergy, Inc. and Subsidiaries (A Development Stage Company) as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999 and for the period April 19, 1995 (date of inception) to December 31, 1999, and have issued our report thereon dated March 17, 2000, except for the second paragraph of Note 4, as to which the date is April 27, 2000, (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/  Ernst & Young LLP

Syracuse, New York
March 17, 2000





                         TELERGY, INC. AND SUBSIDIARIES
                 SCHEDULE II-VALUATION AND QUALIFYING ACCOUNTS

                                                   ADDITIONS
                                           -------------------------
                              BEGINNING    CHARGED TO COSTS                               ENDING
DESCRIPTION                    BALANCE       AND EXPENSES      OTHER    DEDUCTIONS(1)    BALANCE
-----------                   ---------    ----------------    -----    -------------    --------
Allowance for doubtful
  accounts:
  1999......................  $150,000         $306,427         $--       $226,427       $230,000
  1998......................    50,000          135,002         --          35,002        150,000
  1997......................        --           50,000         --              --         50,000

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(1) Uncollectible accounts written off, net of recoveries.